Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders
Sustainable Environmental Technologies Corp

We hereby consent to the incorporation by reference in this Registration Statement on Post-Effective Amendment No. 1 to Form S-8 of our report dated June 29, 2011, on the consolidated financial statements of Sustainable Environmental Technologies Corp, and subsidiaries, (collectively the “Company”), as of and for the year ended March 31, 2011, which report appears in the Company’s 2011 Annual Report on Form 10-K, incorporated herein by reference.

/s/ dbbmckennon
Newport Beach, California
November 10, 2011